Exhibit 99.1

FENNEC PHARMACEUTICALS ANNOUNCES MANAGEMENT CHANGE

RESEARCH TRIANGLE PARK, N.C., July 1, 2024 – Fennec Pharmaceuticals Inc. (NASDAQ: FENC; TSX: FRX), a commercial stage specialty pharmaceutical company, today announced that Adrian Haigh has departed from his position as Fennec’s Chief Operating Officer as of June 30, 2024. After nine years as an independent director, in August 2023, Adrian joined the Fennec leadership team as Chief Operating Officer.

“We are grateful to Adrian for joining Fennec’s leadership team at such a critical point in the commercial evolution of the Company last year. His significant experience in evaluating business development opportunities and preparing global commercial operations proved successful, as evidenced by the exclusive licensing agreement announcement, which we executed earlier this year with Norgine, to commercialize PEDMARQSI® in Europe, Australia, and New Zealand. The Company is actively searching for a U.S.-based leader,” said Rosty Raykov, chief executive officer of Fennec Pharmaceuticals.

“Following the licensing agreement with Norgine and the re-focusing of commercial strategy in the U.S. from the in-patient pediatric population to the community treated AYA population, now is the right time to step down and pass the baton to a U.S.-based leader with a proven track record of success in commercializing oncology products,” said Adrian Haigh.

About Fennec Pharmaceuticals

Fennec Pharmaceuticals Inc. is a specialty pharmaceutical company focused on the development and commercialization of PEDMARK® and Pedmarqsi to reduce the risk of platinum-induced ototoxicity in pediatric patients. Further, PEDMARK received FDA approval in September 2022 and European Commission Marketing Authorization in June 2023 for Pedmarqsi. PEDMARK has received Orphan Drug Exclusivity in the U.S. for seven years of market protection and Pedmarqsi has received Pediatric Use Marketing Authorization in Europe which includes eight years plus two years of data and market protection. Fennec has a license agreement with Oregon Health and Science University (OHSU) for exclusive worldwide license rights to intellectual property directed to sodium thiosulfate and its use for chemoprotection, including the reduction of risk of ototoxicity induced by platinum chemotherapy, in humans. For more information, please visit www.fennecpharma.com.

Forward Looking Statements

Except for historical information described in this press release, all other statements are forward-looking. Words such as “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “may,” “will,” or the negative of those terms, and similar expressions, are intended to identify forward-looking statements. These forward-looking statements include statements about our business strategy, timeline and other goals, plans and prospects, including our commercialization plans respecting PEDMARK®, the market opportunity for and market impact of PEDMARK®, its potential impact on patients and anticipated benefits associated with its use, and potential access to further funding after the date of this release. Forward-looking statements are subject to certain risks and uncertainties inherent in the Company’s business that could cause actual results to vary, including the risks and uncertainties that regulatory and guideline developments may change, scientific data and/or manufacturing capabilities may not be sufficient to meet regulatory standards or receipt of required regulatory clearances or approvals, clinical results may not be replicated in actual patient settings, unforeseen global instability, including political instability, or instability from an outbreak of pandemic or contagious disease, such as the novel coronavirus (COVID-19), or surrounding the duration and severity of an outbreak, protection offered by the Company’s patents and patent applications may be challenged, invalidated or circumvented by its competitors, the available market for the Company’s products will not be as large as expected, the Company’s products will not be able to penetrate one or more targeted markets, revenues will not be sufficient to fund further development and clinical studies, our ability to obtain necessary capital when needed on acceptable terms or at all, the Company may not meet its future capital requirements in different countries and municipalities, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2023. Fennec disclaims any obligation to update these forward-looking statements except as required by law.

For a more detailed discussion of related risk factors, please refer to our public filings available at www.sec.gov and www.sedar.com.

For further information, please contact:

Investors:
Robert Andrade
Chief Financial Officer
Fennec Pharmaceuticals Inc.
+1 919-246-5299

Corporate and Media:
Lindsay Rocco

Elixir Health Public Relations
+1 862-596-1304
lrocco@elixirhealthpr.com